Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-34004) of E. I. du Pont de Nemours and Company of our report dated June 26, 2003 relating to the financial statements of the DuPont Protein Technologies Savings Investment Plan, which appears in this Form 11-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

June 27, 2003